EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 29, 2008, relating to the consolidated financial statements and consolidated financial statement schedule of Scientific Games Corporation (which report expresses an unqualified opinion and includes an explanatory paragraph relating to Scientific Games Corporation’s adoption of Statement of Financial Accounting Standards No. 123(R), “ Share-Based Payment “ effective January 1, 2006, the adoption of the recognition and disclosure requirements of Statement of Financial Accounting Standards No. 158, “ Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106 and 132(R) “ effective December 31, 2006, and the adoption of Financial Accounting Standards Board Interpretation No. 48, “ Accounting for Uncertainty in Income Taxes “ on January 1, 2007), and our report dated February 29, 2008 relating to the effectiveness of Scientific Games Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Scientific Games Corporation for the year ended December 31, 2007, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia
November 10, 2008